UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2009 (December 7, 2009)

NALCO HOLDING COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32342	16-1701300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 W. Diehl Rd. Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 305-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement

Joinder Agreement to Credit Agreement

On December 7, 2009, Nalco Company, the registrant’s indirect wholly-owned subsidiary (the “Company”), entered into a Joinder Agreement among the Company’s direct parent company, Nalco Holdings LLC (“Holdings”), the Company, certain financial institutions party thereto and Bank of America, N.A., as administrative agent and collateral agent, to the Credit Agreement, dated as of May 13, 2009 (the “Credit Agreement”), among Holdings, the Company, the financial institutions party thereto and Bank of America, N.A., as administrative agent and collateral agent. The Joinder Agreement provides for an additional $300.0 million term loan credit facility (the “New Term Facility”) maturing on May 13, 2016 under the Credit Agreement. The Company borrowed the full amount of the New Term Facility on December 7, 2009 and paid the lenders a closing fee equal to 9.00% of such new term loans in connection with the borrowing.

Borrowings under the New Term Facility bear interest at a floating base rate plus a 1.75% margin with respect to LIBOR borrowings and a 0.75% margin with respect to base rate borrowings. The borrowings under the New Term Facility are loans under the Credit Agreement, and as such are guaranteed and secured by the same guarantees and collateral that guarantee and secure other borrowings under the Credit Agreement.

The Credit Agreement provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the borrowings thereunder, including borrowings under the New Term Facility, to become or to be declared due and payable. In addition, the principal of and accrued interest on the borrowings under the Credit Agreement will become due and payable on the ninetieth day prior to the maturity date of the Company’s 9% Senior Subordinated Notes due 2013 or the 9% Senior Discount Notes due 2014 issued by Nalco Finance Holdings Inc. and Nalco Finance Holdings, LLC in the event that more than 10% of the original principal amount of such notes is outstanding on such ninetieth day prior to their maturity date.

The foregoing description of the Joinder Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the New Term Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On December 7, 2009, the Company announced that it completed the transactions described in Item 1.01. The text of the press release is set forth as Exhibit 99.1.

In connection with its borrowings under the New Term Facility described in Item 1.01, the Company is notifying the trustee under the indenture governing its Euro-denominated 7 3/4% Senior Notes due 2011 that the Company will redeem the entire outstanding principal amount of such notes, or €200 million, on January 8, 2010. The New Term Facility requires the Company to use its borrowings thereunder to redeem such notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

Exhibit 10.1	Joinder Agreement, dated as of December 7, 2009, among Nalco Holdings LLC, Nalco Company, the financial institutions party thereto, and Bank of America, N.A., as administrative agent and collateral agent, to the Credit Agreement, dated as of May 13, 2009, among Nalco Holdings LLC, Nalco Company, the foreign subsidiary borrowers from time to time party thereto, the financial institutions party thereto, and Bank of America, N.A., as administrative Agent and collateral Agent.

Exhibit 99.1	Press Release dated December 7, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NALCO HOLDING COMPANY
(Registrant)

By:	/S/ STEPHEN N. LANDSMAN
Stephen N. Landsman
Secretary

Date: December 7, 2009

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INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 10.1	Joinder Agreement, dated as of December 7, 2009, among Nalco Holdings LLC, Nalco Company, the financial institutions party thereto, and Bank of America, N.A., as administrative agent and collateral agent, to the Credit Agreement, dated as of May 13, 2009, among Nalco Holdings LLC, Nalco Company, the foreign subsidiary borrowers from time to time party thereto, the financial institutions party thereto, and Bank of America, N.A., as administrative Agent and collateral Agent.

Exhibit 99.1	Press Release dated December 7, 2009

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